                                                      Registration No. 333-29637
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 POST-EFFECTIVE
                           AMENDMENT NO. 1 TO FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                       GRAHAM-FIELD HEALTH PRODUCTS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             Delaware                                      11-2578230
   (State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)

                              400 Rabro Drive East
                            Hauppauge, New York 11788
                                 (516) 582-5900


               (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 Irwin Selinger
                            Chairman of the Board and
                             Chief Executive Officer
                       Graham-Field Health Products, Inc.
                              400 Rabro Drive East
                            Hauppauge, New York 11788
                                 (516) 582-5900

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                               Richard S. Kolodny
                         Vice President, General Counsel
                       Graham-Field Health Products, Inc.
                              400 Rabro Drive East
                            Hauppauge, New York 11788
                                 (516) 582-5900

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the Registration Statement.

            If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

            If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

================================================================================

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PROSPECTUS

                       GRAHAM-FIELD HEALTH PRODUCTS, INC.

                                 772,557 SHARES
                                  COMMON STOCK

                               ------------------

                  The 772,557 shares of the common stock, par value $.025 per share (the "Common Stock") of Graham-Field Health Products, Inc. (the "Company"), offered hereby are being sold by the holders of the Common Stock named herein under "Selling Stockholders" (the "Selling Stockholders"). The outstanding Common Stock of the Company is, and the Common Stock offered hereby will be, listed on the New York Stock Exchange (the "NYSE"). On June 18, 1997, the last reported sale price of the Common Stock on the NYSE was $12.375 per share.

                  The Company will not receive any of the proceeds from the sale of the Common Stock offered hereby. Any or all of the Common Stock covered by this Prospectus may be sold, from time to time, by means of the transactions described under "Plan of Distribution" below.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute any offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                  THE DATE OF THIS PROSPECTUS IS JUNE 26, 1997

                              AVAILABLE INFORMATION

                  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at its regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, on payment of prescribed charges. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information filed by the Company with the Commission through its Electronic Data Gathering Analysis and Retrieval (EDGAR) System. Such reports, proxy statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                  The Company has filed with the Commission a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock, $.025 par value, of the Company (the "Common Stock") offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission, and the exhibits relating thereto, which have been filed with the Commission. Copies of the Registration Statement and the exhibits are on file at the offices of the Commission and may be obtained upon payment of the fees prescribed by the Commission, or examined without charge at the public reference facilities of the Commission described above.

                  No person is authorized in connection with the offering made hereby to give any information or to make any representation not contained or incorporated by reference in this Prospectus, and any information or representation not contained or incorporated herein must not be relied upon as having been authorized by the Company, the Selling Stockholders set forth under "Selling Stockholders" or any underwriter. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this Prospectus at any time nor any sale made hereunder shall under any circumstance imply that the information herein is correct as of any date subsequent to the date hereof.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                  The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated in this Prospectus by reference:

                  (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

                  (b) The Company's Current Report on Form 8-K dated as of March 12, 1997 (Date of Event: February 28, 1997);

                  (c) The Company's Current Report on Form 8-K dated as of March 21, 1997 (Date of Event: March 7, 1997);

                  (d) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

                  (e) The Company's Current Report on Form 8-K/A dated as of May 12, 1997 (Date of Event: February 28, 1997);

                  (f) The Company's Current Report on Form 8-K dated as of May 14, 1997 (Date of Event: May 1, 1997);

                  (g) The Company's Current Report on Form 8-K/A dated as of May 19, 1997 (Date of Event: March 7, 1997).

                  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                  The Company will furnish, without charge, to any person to whom a copy of this Prospectus is delivered, including any beneficial owner, upon such person's written or oral request, a copy of any and all of the information filed by the Company that has been incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference herein unless such exhibits are specifically incorporated by reference in such information). Requests for such copies should be directed to the Company at 400 Rabro Drive East, Hauppauge, New

York 11788, Attention:  Corporate Secretary (telephone number (516)
582-5900).

                                   THE COMPANY

                  The Company and its wholly owned subsidiaries (collectively, the "Company") manufacture, market and distribute medical, surgical and a broad range of other healthcare products into the home healthcare and medical/surgical markets through a vast dealer network in North America. The Company also markets and distributes its products throughout Europe, Central and South America, and Asia.

                  The Company markets and distributes approximately 23,000 products under its own brand names and under suppliers' names throughout the United States, Canada, Mexico, Europe, Central and South America, and Asia. The Company maintains distribution and manufacturing facilities throughout the United States, Canada, Mexico and Puerto Rico. The Company's products are marketed to approximately 18,500 customers, principally hospital, nursing home, physician and home healthcare dealers, healthcare product wholesalers and retailers, including drug stores, catalog companies, pharmacies and home-shopping related businesses.

                  The Company's principal products and product lines include durable medical equipment (such as wheelchairs, homecare beds, ambulatory aids, bathroom and safety equipment), sphygmomanometers (blood pressure measuring devices), stethoscopes, ECG instruments, electronic thermometers, infrared heat treatment devices, adult incontinence products, nutritional supplements, specialty cushions and mattresses for the treatment and prevention of pressure sores, medicated and rubber elastic bandages, respiratory equipment and supplies, urologicals, ostomy products, wound care products, infection control products, first aid supplies, laboratory supplies, antiseptics, topical anesthetics and sterile disposable medical products. During the year ended December 31, 1996, approximately 28% of the Company's revenues were derived from products manufactured by the Company, approximately 18% of the Company's revenues were derived from imported products, and approximately 54% from products purchased from domestic sources, which includes products purchased from Everest & Jennings prior to the acquisition.

                  The Company was organized under the laws of the State of Delaware on April 6, 1981 under the name, Patient Technology, Inc. On May 27, 1988, the Company changed its name to Graham-Field Health Products, Inc. Except where the context otherwise requires, the word "Company" as used herein includes all of its subsidiaries. The Company's executive offices are located at 400 Rabro Drive East, Hauppauge, New York 11788 and its telephone number is (516) 582-5900.

LABAC SYSTEMS, INC.

                  On June 25, 1997, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement"), by and among the Company, LaBac Acquisition Corp., a wholly-owned subsidiary of the Company ("GFI Sub"), LaBac Systems, Inc., a Colorado corporation ("LaBac"), and the Selling Stockholders, to acquire all of the capital stock of LaBac in a merger transaction. In accordance with the terms of the Merger Agreement, GFI Sub has merged (the "Merger") with and into LaBac on June 25, 1997 (the "Effective Date"), LaBac became a wholly-owned subsidiary of the Company, and the Selling Stockholders received shares of Common Stock in exchange for their shares of stock of LaBac. On the Effective Date, ten percent (10%) of the shares of Common Stock to be received by each Selling Stockholder were placed in escrow for a period of one
(1) year following the Effective Date for payment of indemnity claims by the Company or purchase price adjustments in favor of the Company. In connection with the Merger, the Company entered into a registration rights agreement, dated as of June 25, 1997, with the Selling Stockholders (the "Registration Rights Agreement") pursuant to which the Company agreed to register for resale the shares of Common Stock to be acquired by the Selling Stockholders pursuant to the Merger Agreement.

                              SELLING STOCKHOLDERS

                  The Selling Stockholders acquired the 772,557 shares of Common Stock offered hereby from the Company pursuant to the Merger Agreement. The Company has agreed to register the Graham-Field Stock offered hereby, and may from time to time supplement or amend this Prospectus, as required, to provide additional information with respect to the Selling Stockholders.

                  The table set forth below contains certain information regarding ownership of Common Stock by the Selling Stockholders. The Selling Stockholders may offer all or part of the Graham-Field Stock which they hold pursuant to the offering contemplated by this Prospectus.

                                     TABLE I

                                SHARES OF                                       NO. OF SHARES
                              GRAHAM-FIELD               SHARES OF               OF GRAHAM-
                               STOCK OWNED             GRAHAM-FIELD              FIELD STOCK
                                PRIOR TO                STOCK BEING              OWNED AFTER
  STOCKHOLDER                  OFFERING(1)                OFFERED                OFFERING(2)
  -----------                  -----------                -------                -----------


Gregory A. Peek                  386,279                  386,279                     0

Michael Peek                     386,278                  386,278                     0
                                 -------                  -------                  ----


            Total                772,557                  772,557                     0
                                 =======                  =======                   ===


================================================================================

(1) Pursuant to the terms of the Merger Agreement, the number of shares of Common Stock received by the Selling Stockholders in the Merger may be subject to reduction under certain circumstances.

(2) The calculation of the number of shares of Graham-Field Stock owned after the offering assumes the sale of all shares offered hereby.

                              PLAN OF DISTRIBUTION

                  The Company will not receive any of the proceeds from the sale by the Selling Stockholders of the Common Stock offered hereby. Any or all of the shares of Common Stock may be sold from time to time (i) to or through dealers, (ii) directly to one or more other purchasers, (iii) through brokers and agents, or (iv) through a combination of any such methods of sale. These transactions may include sales from time to time on the New York Stock Exchange or other trading market for the Common Stock, block transactions, special offerings, negotiated transactions or a combination of methods of sales. The Selling Stockholders and any such dealers or agents that participate in the distribution of the Common Stock may be deemed to be underwriters within the meaning of the Securities Act, and any profit on the sale of the Common Stock by them and any discounts, commissions or concessions received by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Common Stock may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices; these prices may be at market prices prevailing at the time or related to such prevailing prices. Such prices will be determined by the Selling Stockholders or by an agreement between the Selling Stockholders and brokers or dealers. Brokers or dealers acting in connection with the sale of Common Stock contemplated by this Prospectus may receive fees, discounts or commissions in connection therewith, which fees, discounts or commissions may be in excess of customary commissions. The Common Stock may also be sold pursuant to Rule 144 of the Commission, in which case this Prospectus will not be delivered.

                  The Selling Stockholders may from time to time pledge shares of the Common Stock owned by them to secure margin or other loans made to one or more of the Selling Stockholders or to entities in which one or more of the Selling Stockholders have a direct or indirect equity interest. The Selling Stockholders or any of them may also loan shares of the Common Stock owned by them to other entities in which one or more of the Selling Stockholders directly or indirectly own an equity interest. Thus, the person or entity receiving a pledge or loan of any shares of the Common Stock may sell them, in a foreclosure sale or otherwise in the same manner as described above for a Selling Stockholder.

                  At the time a particular offer of Common Stock is made, if and to the extent required, a supplement to this Prospectus will be distributed which will identify and set forth the aggregate number of shares of Common Stock being offered and the terms of the offering, including the name or names of any dealers or agents, any discounts, commissions and other items constituting compensation from the Selling Stockholders and/or the Company and any discounts, commissions or concessions allowed or reallowed or paid to dealers, including the proposed selling price to the public. Such supplement to this Prospectus and, if necessary, a post-effective amendment to the Registration of which this Prospectus is a part, will be filed with the Commission to reflect the disclosure of additional information with respect to the distribution of the Common Stock.

                  The outstanding Common Stock is listed on the NYSE.

                  In order to comply with certain states' securities laws, if applicable, the Common Stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the Common Stock may not be sold unless it has been registered or qualified for sale in such state, or unless an exemption from registration or qualification is available.

                  Under the terms of the Registration Rights Agreement with the Selling Stockholders, the Company has agreed to use its best efforts to keep the Registration Statement of which this Prospectus is a part continuously effective for a period of up to two years from the date the Registration Statement is first declared effective by the Commission.

                  Pursuant to the agreement with the Selling Stockholders, the Company has agreed to pay any and all expenses incident to the performance of or compliance with such agreement including, among other things, registration and filing fees, fees and expenses incurred in connection with compliance with securities or blue sky laws of the applicable states, fees and disbursements of counsel and independent public accountants for the Company, the fees and disbursements of counsel to the Selling Stockholders, underwriting discounts and commissions, and transfer taxes, if any.

                                  LEGAL MATTERS

                  The legality of the issuance of the shares of Common Stock offered hereby will be passed upon for the Company by Milbank, Tweed, Hadley & McCloy.

                                     EXPERTS

                  The consolidated financial statements and schedule of Graham-Field Health Products, Inc. (the "Company") appearing in the Company's Annual Report (Form 10-K) for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

                  An itemized statement of the estimated amount of all expenses in connection with the distribution of the securities registered hereby is as follows:

         Securities and Exchange Commission
           registration fee...................................... $2,883
         Legal fees and expenses.................................  5,000
         Accounting fees and expenses............................  2,500
         Transfer Agent's fees...................................  1,500
         Miscellaneous...........................................  1,500
                                                                   -----

                     Total.......................................$13,383
                                                                  ======

------------------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify any of its directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and (ii) in connection with any criminal action or proceeding if such person had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, however, Section 145 provides that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation only to the extent that, the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Article V of the Company's By-laws requires that the Company indemnify its directors and officers for certain liabilities incurred in the performance of their duties on behalf of the Company to the fullest extent permitted or required by the Delaware General Corporation Law.

         The Company's Certificate of Incorporation, as amended, provides that directors of the Company shall not be personally liable to the Company or to its stockholders for monetary damages for (i) any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) any act or omission where the liability of the director is expressly provided for by certain statutes listed therein or
(iv) any transaction for which the director derived an improper personal benefit.

         The Company has a directors and officers liability insurance policy in effect which covers certain claims against any officer or director of the Company by reason of certain breaches of duty, neglect, errors or omissions committed by such person in his capacity as an officer or director.

ITEM 16. EXHIBITS

         (a)      Exhibits:

                  2(a) Agreement and Plan of Merger dated as of June 25, 1997, by and among the Company, LaBac Acquisition Corp., a wholly-owned subsidiary of the Company, LaBac Systems, Inc., Gregory A. Peek, and Michael Peek (incorporated by reference herein).

                  4(a) Registration Rights Agreement dated as of June 25, 1997, by and among the Company, Gregory A. Peek, and Michael Peek (incorporated by reference herein).

                  5.1      Opinion of Milbank, Tweed, Hadley & McCloy.

                  23.1     Consent of Ernst & Young LLP, independent auditors.

                  23.2 Consent of Milbank, Tweed, Hadley & McCloy (included in Exhibit 5.1).

ITEM 17. UNDERTAKINGS.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3)
                  of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                      (iii) To include any material information with respect to
                  the plan of distribution not previously
                  disclosed in the registration statement or any material change to such information in the registration statement;

            provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                        (2) That, for the purpose of determining any liability
            under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                        (3) To remove from registration by means of a
            post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, Graham-Field Health Products, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Post-Effective Amendment No. 1 to Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hauppauge, New York on June 26, 1997.

                                        GRAHAM-FIELD HEALTH PRODUCTS, INC.


                                        By:  s/Irwin Selinger
                                             -----------------------------------
                                             Irwin Selinger, Chairman of the
                                             Board and Chief Executive Officer

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Irwin Selinger as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments and post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereof.

                  Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

      Signatures                             Title                         Date
      ----------                             -----                         ----


s/Irwin Selinger                   Chairman of the Board and          June 26, 1997
----------------------
Irwin Selinger                     Chief Executive Officer
                                   (Principal Executive Of-
                                   ficer and Director)


s/Gary M. Jacobs                   Vice President/Finance             June 26, 1997
----------------------             and Chief Financial Offi-
Gary M. Jacobs                     cer (Principal Financial
                                   Officer and Principal
                                   Accounting Officer)

s/David P. Delaney
-------------------------
David P. Delaney, Jr.              Director                           June 26, 1997

s/Harold Lazarus
-------------------------
Dr. Harold Lazarus                 Director                           June 26, 1997

s/Louis A. Lubrano
-------------------------
Louis A. Lubrano                   Director                           June 26, 1997

s/Andrew A. Giordano
-------------------------
Andrew A. Giordano                 Director                           June 26, 1997

s/Steven D. Levkoff
-------------------------
Steven D. Levkoff                  Director                           June 26, 1997

s/Bevil J. Hogg
-------------------------
Bevil J. Hogg                      Director                           June 26, 1997

s/Rodney F. Price
-------------------------
Rodney F. Price                    Director                           June 26, 1997

s/Donald Press
-------------------------
Donald Press                       Director                           June 26, 1997

s/Peter Handal
-------------------------
Peter Handal                       Director                           June 26, 1997

                                  EXHIBIT INDEX

ITEM NO.          DESCRIPTION
--------          -----------

(a)  Exhibits:

     2(a) Agreement and Plan of Merger dated as of June 25, 1997, by and among the Company, LaBac Acquisition Corp., a wholly-owned subsidiary of the Company, LaBac Systems, Inc., Gregory A. Peek, and Michael Peek (incorporated by reference herein).

     4(a) Registration Rights Agreement dated as of June 25, 1997, by and among the Company, Gregory A. Peek, and Michael Peek (incorporated by reference herein).

     5.1          Opinion of Milbank, Tweed, Hadley & McCloy.

     23.1         Consent of Ernst & Young LLP, independent auditors.

     23.2         Consent of Milbank, Tweed, Hadley & McCloy (included in
                  Exhibit 5.1).